UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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EMAK WORLDWIDE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

and

PROXY STATEMENT

2008

EMAK Worldwide, Inc.

6330 San Vicente Blvd.

Los Angeles, California 90048

EMAK WORLDWIDE,  INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 10, 2008

TO THE STOCKHOLDERS OF EMAK WORLDWIDE, INC.:

Notice is hereby given that the 2008 Annual Meeting of Stockholders (the "Annual Meeting") of EMAK Worldwide, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, located at 6330 San Vicente Blvd., Los Angeles, California 90048, on Tuesday, June 10, 2008, beginning at 10:00 a.m., local time. The Annual Meeting will be held for the following purposes:

1.	To elect six members to our Board of Directors, each for a one-year term;

2.	To consider and vote upon a proposal to amend the 2004 Non-Employee Director Stock Incentive Plan to increase the authorized shares thereunder;

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

4.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed April 14, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for ten days prior to the Annual Meeting.

We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

TERESA L. TORMEY

Secretary

Los Angeles, California

April 25, 2008

STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

EMAK WORLDWIDE,  INC.

6330 San Vicente Blvd.

Los Angeles, California 90048

(323) 932-4300

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 10, 2008

INTRODUCTION

This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of EMAK Worldwide, Inc. (the "Company" or “EMAK”), to be voted at the 2008 annual meeting of stockholders of the Company, which will be held at the offices of the Company, located at 6330 San Vicente Blvd., Los Angeles, California 90048, on Tuesday, June 10, 2008, at 10:00 a.m., local time (the "Annual Meeting"). The purpose of the Annual Meeting and the matters to be acted upon are set forth in the following Proxy Statement. As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by submitting a duly executed proxy bearing a later date or by delivering to the Secretary of the Company a written notice of revocation prior to the Annual Meeting, or by appearing at the Annual Meeting and expressing a desire to vote his or her shares in person. Subject to such revocation, all shares represented by a properly executed proxy card received prior to or at the Annual Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy card. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted "FOR" the election of the nominees for director and “FOR” each other matter set forth herein. If any other business shall properly come before the meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment of the persons acting under said proxies.

It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy card will commence on or about April 25, 2008.

OUTSTANDING SECURITIES AND VOTING RIGHTS

Only stockholders of record at the close of business on April 14, 2008 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At that date there were 6,883,677 outstanding shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), and 25,000 outstanding shares of Series AA senior cumulative convertible preferred stock, par value $.001 per share, of the Company (the "Series AA Stock"). At the Annual Meeting, each share of Common Stock will be entitled to one vote. Each share of Series AA Stock will be entitled to 111.1111 votes (which represents the number of shares of Common Stock into which each share of Series AA Stock is currently convertible), or approximately 2,777,777 votes in the aggregate. Accordingly, holders of Common Stock and Series AA Stock may cast an aggregate of 9,661,454 votes at the Annual Meeting.

The representation, in person or by properly executed proxy, of the holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Stockholders are not entitled to cumulate their votes. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Except as otherwise required by applicable law or the Company’s Certificate of Incorporation, any proposal properly presented at a meeting in which a quorum is present will be decided by the affirmative vote of the holders of a majority of each class of stock present in person or represented by proxy and entitled to vote on the proposal at that meeting. In the election of directors, holders of Common Stock are entitled to elect six directors (“Common Directors”) and the holders of the Series AA Stock, voting separately as a class, are entitled to elect two directors (“Series AA Directors”). Abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes do not have any effect for purposes of determining whether a proposal has been approved.

As of the Record Date, all of the outstanding shares of Series AA Stock are owned by Crown EMAK Partners, LLC, a Delaware limited liability company ("Crown"), and represent the power to vote approximately 28.8% of the voting power of the shares of stock entitled to vote at the Annual Meeting on matters other than the election of Common Directors.

As of the Record Date, Stephen P. Robeck possessed the power to vote approximately 8.5% of the voting power of the shares of stock entitled to vote at the Annual Meeting (and 11.9% of the voting power in the election of Common Directors). The Company has been advised that Mr. Robeck intends to vote all of the shares beneficially owned by him "FOR" the election of the nominees for director set forth herein and “FOR” each of the other proposals set forth herein.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Stephen P. Robeck and Teresa L. Tormey have been designated as proxies for the 2008 Annual Meeting of Stockholders for the Company’s proxy card enclosed herewith.

2.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2008 Annual Meeting of Stockholders is April 14, 2008. The record date is established by the Board of Directors as required by Delaware law. Stockholders of record (registered stockholders and street name holders) at the close of business on the record date are entitled to:

(a)	receive notice of the meeting; and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

3.	WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

—	If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder.

—

If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 11 describes brokers’ discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a)

In Writing: All stockholders of record can vote by mailing in their completed proxy card (in the case of registered stockholders) or their completed vote instruction form (in the case of street name holders).

(b)	In Person: All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

5.	HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

(a)	giving written notice to the Secretary of the Company;

(b)	delivering a later-dated proxy; or

(c)	voting in person at the meeting.

6.	WHAT ARE THE VOTING CHOICES WHEN VOTING ON COMMON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT COMMON DIRECTORS?

When voting on the election of Common Directors, stockholders may:

(a)	vote in favor of all nominees;

(b)	vote to withhold votes as to all nominees; or

(c)	withhold votes as to specific nominees.

Common Directors will be elected by a majority of the shares of Common Stock presented and represented at the meeting. The Board recommends a vote “FOR” all of the nominees listed on the Company’s proxy card.

7.	WHAT ARE THE VOTING CHOICES WHEN VOTING ON EACH OF THE OTHER PROPOSALS TO BE PRESENTED AT THE MEETING, AND WHAT VOTE IS NEEDED TO APPROVE EACH OF THE OTHER PROPOSALS?

A separate vote will be held on each of the other proposals described in this proxy statement to be presented at the meeting. When voting on each of the proposals, stockholders may:

(a)	vote in favor of the proposal;

(b)	vote against the proposal; or

(c)	abstain from voting on the proposal.

A proposal will be approved if the votes cast “FOR” the proposal constitute a majority of each class of stock present in person or represented by proxy and entitled to vote on the proposal at the meeting. The Board recommends a vote “FOR” each of the proposals.

8.	WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their choice for each proposal on the enclosed proxy. If no specific instructions are given, proxy cards which are signed and returned will be voted FOR the election of all of the Company’s director nominees, FOR the proposal to ratify the selection of Deloitte & Touche LLP, and FOR each of the other proposals recommended by our Board.

9.	WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on April 14, 2008. Each share of Common Stock is entitled to one vote. As of April 14, 2008, we had 6,883,677 shares of Common Stock outstanding. In addition, the holders of Series AA Stock are entitled to cast 2,777,777 votes.

10.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

If you receive more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004 or you can reach Continental at (212) 509-4000.

11.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If your shares are registered in your name, they will not be voted unless you submit your proxy card, or vote in person at the meeting. If your shares are held in street name, your bank, brokerage firm or other nominee, under certain circumstances, may vote your shares.

Brokerage firms, banks and other nominees may vote customers’ unvoted shares on “routine” matters. Generally, a broker may not vote a customer’s unvoted shares on non-routine matters without instructions from the customer and must instead submit a “broker non-vote.” A broker non-vote is counted toward the shares needed for a quorum, but it is not counted in determining whether a matter has been approved.

12.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on a proposal, your abstention will have the same effect as a vote against the proposal. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on Proposal 1 and Proposal 3 set forth in this Proxy Statement, both of which are routine matters.

13.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

To hold the meeting and conduct business, a majority of our outstanding voting shares as of April 14, 2008 must be present at the meeting. On this date, a total of 6,883,677 shares of common stock were outstanding and entitled to vote and the holders of Series AA stock were entitled to cast 2,777,777 votes. Thus, an aggregate of 9,661,454 votes may be cast at the meeting. Shares representing a majority, or 4,830,728 votes, must be present. This is called a quorum.

Votes are counted as present at the meeting if the stockholder either:

(a) Is present and votes in person at the meeting, or

(b) Has properly submitted a proxy card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the shares of Common Stock and Series AA Stock owned as of April 14, 2008 by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock and Series AA Stock; (ii) each director and nominee for director; (iii) each current executive officer of the Company named in the Summary Compensation Table included under "Executive Compensation and Related Matters" (collectively, the "Named Executive Officers"); and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock and Series AA Stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the address of each person shown is c/o EMAK Worldwide, Inc., 6330 San Vicente Blvd., Los Angeles, California 90048.

	Common Stock		Series AA Stock
Name and Address of Beneficial Owner	Amount Beneficially Owned (1)	Percent of Class (1)	Amount Beneficially Owned (1)	Percent of Class (1)
Crown EMAK Partners, LLC (2)	3,694,443	34.9%	25,000	100%
Peter Ackerman (2)	3,694,443	34.9%	25,000	100%
Donald A. Kurz	1,420,272	20.6%
Heartland Advisors, Inc. (3)	868,516	12.6%
Stephen P. Robeck (4)	858,542	12.4%
Jim Holbrook (4)	282,664	4.1%
Brian D. Kristofek (4)	172,584	2.5%
Peter Boutros (4)	158,334	2.3%
Roy Dar (4)	130,737	1.9%
Teresa L. Tormey (4)	129,417	1.9%
Michael W. Sanders (4)	114,250	1.7%
Duane V. Johnson (4)	113,750	1.6%
Alfred E. Osborne, Jr. (4)	83,916	1.2%
Howard D. Bland (4)	76,246	1.1%
Jeffrey S. Deutschman (2)(4)	34,629	*
Daniel W. O'Connor (4)	29,973	*

Executive Officers and Directors as a Group	2,185,042	30.2%
(12 persons)(5)

* Less than one percent.

(1)

In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares beneficially owned at any date include shares issuable upon the exercise of options, warrants, rights or conversion privileges within 60 days of that date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding which are subject to options, warrants, rights or conversion privileges exercisable by that person within 60 days of April 14, 2008 have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.

(2)

As reported on a Schedule 13D dated April 10, 2000 (as amended April 19, 2002, April 2, 2004 and July 5, 2006) and filed with the Securities and Exchange Commission (the "Commission") by Crown EMAK Partners, LLC (“Crown”), Peter Ackerman, and related parties. Mr. Deutschman is a manager of Crown. The address of Mr. Deutschman and Crown is 660 Madison Avenue, 15th Floor, New York, New York 10021. The address of Peter Ackerman is 1919 Pennsylvania Avenue NW, Suite 725, Washington, DC 20006. Peter Ackerman may be deemed to have shared power to vote or direct the vote, and to dispose or direct the disposition of the shares of Series AA Stock. As of the record date, each share of Series AA Stock was convertible into 111.1111 shares of Common Stock, representing 2,777,777 shares of Common Stock in the aggregate. As of the record date, Crown also held warrants to purchase 916,666 shares of Common Stock.

(3)

As reported on a Schedule 13F as of December 31, 2007 and filed with the Commission by Heartland Advisors, Inc. The address of Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, Wisconsin 53202.

(4)

Includes shares which the following officers and directors have the right to acquire by exercise of vested options within 60 days following April 14, 2008 and the number of shares underlying restricted stock units that vest within 60 days following April 14, 2008: Mr. Robeck, 41,804; Mr. Holbrook, 0; Mr. Kristofek, 12,584; Mr. Boutros, 8,334; Mr. Dar, 28,737; Ms. Tormey, 25,417; Mr. Sanders, 11,750; Mr. Johnson, 12,250; Mr. Osborne, 77,921; Mr. Bland, 70,046; Mr. Deutschman, 34,629; and Mr. O’Connor, 28,973.

(5)

The amount stated includes an aggregate of 364,248 shares of Common Stock, which may be acquired upon the exercise of options within 60 days following April 14, 2008, as well as shares underlying restricted stock units that vest within 60 days following April 14, 2008.

PROPOSAL 1: ELECTION OF DIRECTORS

Election of Series AA Directors. Pursuant to the Certificate of Incorporation of the Company and the Certificate of Designation of the Series AA Stock, the holders of the Series AA Stock, voting as a separate class, are entitled to elect two Series AA Directors except (i) if the number of Common Directors exceeds seven or (ii) in situations involving a potential Change of Control (as defined in the Certificate of Designation) at a time when the total number of directors (inclusive of Common Directors and Series AA directors) exceeds eight, in either of which instances the holders of the Series AA Stock would be permitted to elect three directors. Proxies for the Series AA Directors are not being solicited; the Series AA Stock will be voted by written ballot or unanimous written consent at the Annual Meeting. Crown, the holder of the Series AA Stock, has advised the Company that Jeffrey S. Deutschman will be nominated for election as a Series AA Director for a term commencing on the date of the Annual Meeting and continuing until the next annual meeting of stockholders and until his successor has been duly elected and qualified.

Election of Common Directors. The holders of the Common Stock, voting separately as a class, elect the Common Directors. Six Common Directors are to be elected at the Annual Meeting. We currently have one vacancy on the Board as the result of the September 2007 resignation of Charles H. Rivkin. In addition, one of our incumbent Common Directors, Alfred E. Osborne, Jr., has elected to retire from the Board and thus has not been nominated for reelection. All nominees have advised the Company that they are able and willing to serve as directors. However, if any nominee is unable to or for good cause will not serve, the persons named in the accompanying proxy will vote for any other person nominated by the Board of Directors.

Except as set forth below, no arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. The Company has agreed to use its best efforts to have its Chief Executive Officer, James L. Holbrook, Jr., elected as a director of the Company.

The Board of Directors Recommends a Vote "FOR" the Election

of the Nominees Listed Below.

The following table sets forth the names and ages of the nominees of the Board of Directors for election as Common Directors.

Name	Age	Director Since

Stephen P. Robeck	59	1989
James L. Holbrook, Jr.	48	2005
Howard D. Bland	64	2003
Daniel W. O’Connor	52	2006
Debra Fine	45	Nominee
Jordan H. Rednor	53	Nominee

Stephen P. Robeck has been an EMAK director since 1989 and was named non-executive Chairman in February 2005. From May 2005 to November 2005, at the request of the Board of Directors, Mr. Robeck also served as interim-CEO of the Company. From January 1999 through December 2001, Mr. Robeck served as a consultant to the Company. He was elected Chairman and Co-CEO in September 1991 and served in that role through December 1998. Between 1987 and September 1991, he served as Chief Operating Officer. Mr. Robeck received his bachelor's degree from Lake Forest College.

James L. Holbrook, Jr. joined EMAK in November 2005 and is currently our Chief Executive Officer and a member of our Board of Directors. Prior to joining EMAK, Mr. Holbrook was President and CEO for a portfolio of agencies at the Interpublic Group, one of the world’s largest advertising and marketing holding companies. From 1996 to 2004, Mr. Holbrook was CEO and part owner of Zipatoni, a marketing agency, which was sold to Interpublic in 2001. From 1984 to 1996 he held various sales and marketing posts with Ralston Purina Co. and from 1981 to 1984 was in brand management at Procter &

Gamble. Mr. Holbrook has a master of business administration from Washington University and a bachelor of science in economics and philosophy from Vanderbilt University.

Howard D. Bland, a retired audit engagement partner of KPMG LLP, has been an EMAK director since April 1, 2003. Mr. Bland’s professional career with KPMG LLP spanned from 1965 to July 2002, and included service as the Managing Partner of both the Ontario, California and Orange County, California offices of KPMG LLP. From 1976 to July 2002, he served as an audit engagement partner for both public and private clients involved in international trade, restaurants, high technology, manufacturing, distribution and finance. Mr. Bland has served as Vice President, Treasurer and Member of the Board of Directors and Executive Committee of the California Society of Certified Public Accountants. Mr. Bland holds a bachelor’s degree from Mississippi State University and is a Certified Public Accountant.

Daniel W. O’Connor is President and Chief Executive Officer of Retail Network Group, an advisory firm that supports venture and private equity investments in partnership with leading private equity and venture firms. He has been an EMAK director since February 2006. Mr. O’Connor is also the founder and non-executive Chairman of Management Ventures, Inc. Under his leadership, MVI became the leading research firm following the world’s largest retailers. Its clients include many of the world’s largest advertisers, including Procter & Gamble, Coca-Cola, Hewlett-Packard and Anheuser-Busch. Earlier, Mr. O’Connor was a National Director of Consumer Products and Retail Consulting and a Senior Audit Manager at Deloitte & Touche. He holds a bachelor of science in accounting and economics from Clarkson University and is a certified public accountant.

Debra Fine currently serves as a consultant to online media and venture capital firms. From May 2004 to August, 2007, Ms. Fine served as the Chief Executive Officer, Chairman and President of Small World Kids, Inc., a publicly held company engaged in the development, manufacturing, marketing and distribution of educational and developmental toys. Ms. Fine served as a principal at EM Ventures (Venture Capital Fund) from 2002 to 2004. Prior to joining EM Ventures, she was the President and Chief Executive Officer of three consumer product companies, Fandom Media, a “tween” products company from 2000 to 2002, President of New Media for Digital Domain, an academy award winning movie production company from 1998 to 2000 and Cloud 9 Children’s products from 1994 to 1998. Prior thereto Ms. Fine served in various marketing posts with Disney Interactive Products, Marketing Corporation of America and Orion Pictures. Ms. Fine holds a bachelor of arts in journalism and advertising from the University of Southern California and a master’s in business administration from the UCLA Anderson School of Management, Executive Program.

Jordan H. Rednor is the President of Rednor Group, Ltd., an international management consulting and merchant-banking firm founded in January 2003. He is also a General Partner in Mentor Fund, a privately held venture capital fund investing in marketing services companies that was established in September 2003. In addition, since January 2005, Mr. Rednor has served as Chairman of Mr. Youth, a privately held experiential marketing company targeting the youth market, and as a Partner in Protagonist, a boutique creative advertising agency founded in February 2008. Further, since January 2008 Mr. Rednor has served as a director of GEM Minneapolis, a privately held design studio. Mr. Rednor holds a master’s in business administration from Fordham University and a bachelor of science in finance from Pennsylvania State University.

Series  AA Director

Jeffrey S. Deutschman, 51, has been a Managing Director of Crown Capital Group since 1997. He has been an EMAK director since March 2000. Prior to joining Crown, he was a Partner at Aurora Capital Partners, a leveraged buyout fund, from 1992 through 1995, a Partner at Deutschman, Clayton & Company, an investment firm engaged in management buyout transactions, from 1987 through 1991, and a Principal at Spectrum Group, Inc., which specialized in leveraged acquisitions, from 1981 through 1986. In January 2002, Mr. Deutschman was appointed Interim President of Davidson Cotton Holdings and its subsidiary Davidson Cotton Company, which made an assignment for the benefit of creditors on December 31, 2002. Mr. Deutschman received a master's in business administration from the UCLA Anderson School of Management and his bachelor's degree from Columbia University.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Company’s Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters, which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, the Company’s senior management.

There are three committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee. Copies of the committee charters can be found on the Corporate Governance page on the Company’s website at www.emak.com (information on our website does not constitute part of this proxy statement).

The Board, its committees and the Company’s management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner. The Board and the Audit, Compensation and Corporate Governance/Nominating Committees each perform annual self-evaluations. The Company has adopted a comprehensive Policy on Business Conduct for all directors, officers and employees. The Policy on Business Conduct can also be found on the Company’s website.

During 2007, the Board of Directors met or acted by written consent seven times. Each incumbent director nominated for election attended more than 75% of the Board of Directors meetings and the meetings of Board committees on which he served. While the Company does not have a formal policy requiring members of the Board to attend the Annual Meeting of Stockholders, the Company strongly encourages all directors to attend. All of the incumbent members of the Board of Directors standing for election were present at the 2007 Annual Meeting.

Committees of the Board

Audit Committee. The Board has an Audit Committee comprised of three non-employee directors, Howard D. Bland (Chair), Alfred E. Osborne, Jr. and Daniel W. O’Connor. Mr. Bland was appointed to the Audit Committee in April 2003, Dr. Osborne was appointed in December 2000 and Mr. O’Connor was appointed in April 2006. Each member of the Audit Committee is independent under applicable corporate governance standards. The Board of Directors has determined that Mr. Bland qualifies as an “audit committee financial expert.” The Audit Committee conducted four formal meetings in 2007, in addition to quarterly conference calls with our independent registered public accounting firm in advance of each earning release and annual or quarterly report filing.

The Audit Committee functions pursuant to a written Charter that was originally adopted by the Board in 2000, and which was amended in 2001 and in 2004. The Audit Committee has such powers as may be assigned to it by the Board from time to time. The Audit Committee is currently charged with, among other things:

•	recommending to the Board of Directors the engagement or discharge of our independent public accountants, including pre-approving all audit and non-audit related services;
•

the appointment, compensation, retention and oversight of the work of the independent auditor engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company;

•

establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	approving the scope of the financial audit;
•	requiring the rotation of the lead audit partner;
•	consulting regarding the completeness of our financial statements;
•	reviewing changes in accounting principles;

•	reviewing the audit plan and results of the auditing engagement with our independent registered public accounting firm and with the officers of the Company;
•	reviewing with the officers of the Company, the scope and nature and adequacy of EMAK’s internal accounting and other internal controls and procedures;
•	reviewing the adequacy of the Audit Committee Charter at least annually;
•	performing an internal evaluation of the Audit Committee on an annual basis; and
•	reporting to the Board of Directors on the Audit Committee’s activities, conclusions and recommendations.

Compensation Committee. The Board has a Compensation Committee comprised of three non-employee directors, Alfred E. Osborne, Jr. (Chair), Howard D. Bland and one vacancy. Mr. Bland was appointed to the Compensation Committee in March 2005. Dr. Osborne was appointed to the Compensation Committee in May 2006. Each member of the Compensation Committee is independent under applicable corporate governance standards. The Compensation Committee conducted four formal meetings in 2007 and met and conferred on an informal basis on numerous occasions.

The Compensation Committee functions pursuant to a written Charter that was adopted by the Board in February 2004 and amended in September 2005. The Compensation Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, assisting the Board in:

•	approving and evaluating the compensation of directors and executive officers;
•	reviewing strategies and compensation policies and programs for employees of the Company to provide incentives for delivery of value to the Company’s shareholders;
•

reviewing policies to hire and retain senior executives, with the objective of aligning the compensation of senior management with the business of the Company and the interests of the Company’s shareholders;

•	together with management, surveying the amount and types of executive compensation paid by comparable companies, and engaging consultants as necessary to assist them;
•	periodically reviewing corporate goals and objectives relevant to executive compensation and making recommendations to the Board for changes;
•

assisting management in evaluating each executive officer’s performance in light of corporate goals and objectives, and recommending to the Board (for approval by the independent directors) the executive officers’ compensation levels based on this evaluation;

•

overseeing the Company’s stock option plan or other stock-based plans with respect to the Company’s executive officers and employee Board members, who are subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 executives”);

•	reviewing the overall performance of the Company’s employee benefit plans and making recommendations to the Board regarding incentive-compensation plans and equity-based plans;
•	together with the Corporate Governance/Nominating Committee, reviewing and making recommendations to the independent directors of the Board regarding the form and amount of director compensation;
•	together with the Corporate Governance/Nominating Committee, developing criteria to assist the Board’s assessment of the Chief Executive Officer’s leadership of the Company;
•	ensuring that the compensation policies of the Company meet or exceed all legal and regulatory requirements and any other requirements imposed on the Company by the Board; and
•	producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

In general, the Compensation Committee formulates and recommends compensation policies for Board approval, oversees and implements these Board-approved policies, and keeps the Board apprised of its activities on a regular basis. In addition, the Compensation Committee, together with the Corporate

Governance/Nominating Committee, develops criteria to assist the Board’s assessment of the Chief Executive Officer’s leadership of the Company. The Compensation Committee also prepares a report on executive compensation for inclusion in the annual proxy statement and reviews and discusses the Compensation Discussion and Analysis with management and recommends its inclusion in the annual proxy statement. The Report of the Compensation Committee is on page 15 of this Proxy Statement.

Corporate Governance/Nominating Committee. The Board has a Corporate Governance/ Nominating Committee comprised of three non-employee directors, Stephen P. Robeck (Chair), Daniel W. O’Connor and one vacancy. Mr. Robeck has served on the Corporate Governance/Nominating Committee since it was established in March 2003. Mr. O’Connor was appointed in May 2006. Each member of the Corporate Governance/Nominating Committee is independent under applicable corporate governance standards. The Corporate Governance/Nominating Committee conducted three formal meetings in 2007 and met and conferred on an informal basis on numerous occasions. The Chair of the Corporate Governance/Nominating Committee, Mr. Robeck, also serves as the Chairman of the Board of Directors. The independent directors meet in executive session on a regular basis.

The Corporate Governance/Nominating Committee functions pursuant to a written Charter that was adopted by the Board in February 2004 and amended in September 2005. The Corporate Governance/Nominating Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, assisting the Board in:

•	identifying individuals qualified to become Board members and recommending that the Board select a group of director nominees for each next annual meeting of the Company's stockholders;
•	ensuring that the Audit, Compensation and Corporate Governance/ Nominating Committees of the Board shall have the benefit of qualified and experienced "independent" directors;
•

developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company, and reviewing and reassessing the adequacy of such guidelines annually and recommending to the Board any changes deemed appropriate;

•	periodically reviewing the charters of all Board committees and recommending to the committees and Board any changes deemed appropriate;
•	developing policies on the size and composition of the Board;
•	conducting annual evaluations of the performance of the Board, committees of the Board and individual directors;
•	reviewing conflicts of interest and the independence status of directors;
•	together with the Compensation Committee, reviewing and making recommendations to the independent directors of the Board regarding the form and amount of director compensation;
•	reviewing the structure of senior staffing of the Company and management succession plans with the Chief Executive Officer;
•	together with the Compensation Committee, developing criteria to assist the Board’s assessment of the Chief Executive Officer’s leadership of the Company; and
•	generally advising the Board (as a whole) on corporate governance matters.

Selection of Nominees for the Board of Directors

The Corporate Governance/Nominating Committee is responsible for evaluating potential candidates to serve on the Company’s Board of Directors, and for selecting nominees to be presented for election to the Board by the holders of Common Stock at the Company’s Annual Meeting of Stockholders. In evaluating potential director candidates, the Corporate Governance/Nominating Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board at that point in time. Among the factors considered by the Corporate Governance Committee in considering a potential nominee are the following:

•	the nominee’s independence;

•	the nominee’s relevant professional skills and depth of business experience;
•	the nominee’s character, judgment, and personal and professional integrity;
•	the nominee’s ability to read and understand corporate financial statements;
•	the nominee’s willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the Board;
•	the nominee’s qualifications for membership on certain committees of the Board;
•	any potential conflicts of interest involving the nominee; and
•	the make-up and diversity of the Company’s existing Board.

In identifying potential candidates for the Board, the Committee relies on recommendations from a number of possible sources, including current directors and officers. The Corporate Governance/ Nominating Committee may also retain outside consultants or search firms to help in identifying potential candidates for membership on the Board.

The Corporate Governance/Nominating Committee will consider any written suggestions of stockholders for director nominations. The recommendation must include the name and address of the candidate, a brief biographical description and a description of the person’s qualifications. Recommendations should be mailed to EMAK Worldwide, Inc., 6330 San Vicente Blvd., Los Angeles, CA 90048, Attn: Teresa L. Tormey, Secretary. The Corporate Governance/Nominating Committee will evaluate in the same manner candidates suggested in accordance with this policy and those recommended by other sources. The Committee has full discretion in considering all nominations to the Board of Directors. Stockholders who would like to nominate a candidate for director must comply with the requirements described in the Company’s Proxy Statement and Bylaws. See “Deadline for Future Proposals of Stockholders” below.

Director Compensation Overview

Cash Compensation.  Directors, other than the Chairman, who are not employees of the Company or its subsidiaries ("non-employee directors") currently receive (i) base director compensation of $22,000 per annum, payable quarterly; (ii) Board meeting fees of $1,250 per regular meeting attended in person and $600 per meeting attended by telephone; (iii) Committee chair fees of $5,000 per annum, payable quarterly; and (iv) Committee meeting fees of $500 per regular meeting attended in person or by telephone. Directors have the option to receive all of their compensation in the form of restricted stock units instead of cash. Restricted stock units issued in lieu of cash compensation are issued quarterly based upon the average closing price of the Company’s Common Stock over the last ten trading days of the calendar quarter. Currently, all directors are receiving restricted stock units in lieu of cash fees.

As compensation for his role as Chairman during 2007, Stephen P. Robeck received cash fees in the aggregate amount of $150,000. Effective January 1, 2008, Mr. Robeck’s compensation was set at cash fees of $100,000 per annum and restricted stock units with an aggregate value of $50,000 per annum. Mr. Robeck’s restricted stock units will be issued quarterly based upon the average closing price of the Company’s Common Stock over the last ten trading days of the calendar quarter. Mr. Robeck’s compensation will continue to be subject to periodic review and adjustment based upon the level of service required by the Company from time to time.

Directors who are employees of the Company or its subsidiaries serve as directors without compensation. The Series AA Directors, with the exception of Mr. Deutschman (who does receive compensation on the same basis as our non-employee directors), also serve without compensation; provided, however, that they are eligible for equity compensation on the same terms and conditions as the Company's other non-employee directors.

Equity Compensation. Non-employee directors are eligible to receive equity compensation under the 2004 Non-Employee Director Stock Incentive Plan. This Plan provides for the annual grant of equity-based incentive awards. Awards may consist of stock options, restricted stock grants or restricted stock units. The annual awards under this plan are currently set at 7,000 restricted stock units per director service year. Annual awards are generally established by the Board of Directors (or by a committee thereof) at its first meeting following the annual meeting of stockholders each year.

2007 Director Compensation

The following table shows the compensation of the Company’s non-employee directors for services in all capacities to the Company in 2007, except as otherwise indicated:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Award(s) ($) (2) (3)	Option Awards ($) (4)	All Other Compensation ($)	Total ($)

Howard D. Bland	-	55,120	-	-	55,120
Jeffrey S. Deutschman	-	46,845	-	-	46,845
Daniel W. O’Connor	15,500	27,273	-	-	42,773
Alfred E. Osborne, Jr.	-	55,120	-	-	55,120
Charles H. Rivkin (5)	-	46,511	-	-	46,511
Stephen P. Robeck	150,000	-	-	-	150,000

_______________

(1)

Effective, July 1, 2006, the Company’s directors, with the exception of Mr. Robeck as Chairman, had the option to receive all of their compensation in the form of restricted stock units (RSUs) instead of cash. RSUs issued in lieu of cash compensation are issued quarterly based upon the average closing price of the Company’s Common Stock over the last ten trading days of the calendar quarter. During 2007, only Mr. Messrs. Robeck and O’Connor received any cash compensation. All directors, including the Chairman are currently receiving RSUs in lieu of cash compensation.

(2)

Represents the amount recognized for financial statement reporting purposes for 2007 in respect of outstanding restricted stock unit awards in accordance with SFAS 123(R), excluding estimates of forfeitures in the case of awards with service-based vesting conditions. The assumptions made in valuing awards reported in this column are discussed in Note 1, “Accounting Policies—Share Based Compensation” and Note 8, “Equity Compensation Plans” to the Company’s consolidated financial statements include in its annual report for the year ended December 31, 2007.

(3)

As of December 31, 2007, outstanding RSUs held by each of the Company’s non-employee directors were as follows: Mr. Bland, 31,547; Mr. Deutschman, 28,255; Mr. O’Connor, 21,655; Dr. Osborne, 39,422; Mr. Rivkin, 15,249; and Mr. Robeck, 0. The foregoing amounts also include RSUs issued in 2008 (but recognized in 2007) in consideration of fourth quarter 2007 service.

(4)

As of December 31, 2007, outstanding options to purchase Common Stock held by each of the Company’s non-employee directors were as follows: Mr. Bland, 30,000; Mr. Deutschman, 0; Mr. O’Connor, 0; Dr. Osborne, 30,000; and Mr. Robeck, 30,000.

(5)	Mr. Rivkin’s service on our Board ended on July 30, 2007.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board of Directors are Alfred E. Osborne, Jr. and Howard D. Bland. No member of the Board or the Compensation Committee has any interlocking relationship with any other corporation that requires disclosure under this heading.

Director Independence

The Board of Directors has determined that each of Howard D. Bland, Daniel W. O’Connor, Alfred E. Osborne, Jr. and Stephen P. Robeck are independent directors. James L. Holbrook, Jr. is not an independent director because of his relationship as an employee of the Company. Jeffrey S. Deutschman is not an independent director because of his relationship with Crown.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (CD&A) describes the Company’s compensation philosophy for executive officers. The key objectives of the Company’s executive compensation program are:

•	Talent: attract and retain qualified and experienced executive officers and other key personnel,
•	Motivation: motivate executives and other key personnel to attain appropriate short-term and long-term performance goals and manage the Company for sustained long-term growth, and
•	Alignment: align the interests of our executives with those of our stockholders.

In order to achieve these objectives, the Company strives to offer its executives compensation and benefits that are attractive and competitive in the marketplace for talent. The Company’s executive compensation program consists of six basic elements:

•	Base Salary;
•	Annual Incentive Compensation;
•	Stock Based (Long-Term Incentive) Compensation;
•	Retirement Benefits (401(k) Plan);
•	Health and Welfare Benefits; and
•	Perquisites.

The allocation of compensation among these elements is designed to provide the appropriate mix of short-term and long-term incentives to meet the Company’s compensation program objectives.

Details of fiscal 2007 compensation for our executive officers can be found in the tables and narrative beginning on page 16.

What person or group determines the compensation levels of executive officers?

The Compensation Committee has responsibility to oversee the Company's executive compensation programs and make appropriate recommendations to the Board of Directors for action concerning matters of executive compensation. The Board of Directors, based on the recommendations of the Compensation Committee, determines compensation for all executive officers.

In arriving at its recommendations, the Compensation Committee reviews the performance of the Company, assesses the performance of the individuals and, as it deems necessary, confers with independent consultants about compensation for comparable executives. The Compensation Committee works directly with the compensation and benefits professionals in the Company’s Human Resources organization. The Compensation Committee also receives the Chief Executive Officer’s recommendations on compensation for other executive officers.

The ability of Compensation Committee members to judge performance effectively is enhanced by the exposure they get to the Company’s operations as members of the Board of Directors. The Board participates in regular updates on the Company’s business priorities, strategies and results. As a result, the Board has frequent interaction with and open access to executive officers. This gives them considerable opportunity to ask questions and assess the performance of the executives and the Company.

The Compensation Committee consists entirely of independent directors. The Company’s Board of Directors, on an annual basis, determines the membership of the Compensation Committee. The Committee chair regularly reports on committee actions and recommendations at Board meetings.

What are the objectives of our compensation program for executive officers, and what is it designed to reward?

At the direction of the Board of Directors, the Compensation Committee endeavors to ensure that the compensation programs for executive officers of the Company are competitive and consistent in order to attract and retain key executives critical to the Company's long-term success. The Compensation Committee believes that the Company's overall financial performance should be an important factor in the total compensation of executive officers.

At the executive officer level, the Compensation Committee has a policy that a significant proportion of potential total compensation should consist of variable, performance-based components, such as stock based compensation and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to the enhancement of profitability and stockholder value.

What are the elements of executive compensation?

The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company's Chief Executive Officer and other executive officers.

In meeting the Company's executive compensation objectives, the Compensation Committee has designed an executive compensation program consisting of base salary, annual incentive compensation, equity based compensation (which may include stock options, restricted stock and restricted stock unit awards) and other employment benefits.

Base Salary.  Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is to maintain salaries at approximately the competitive industry average. Periodic increases in base salary relate to individual contributions evaluated against established objectives and industry competitive pay practices.

Annual Incentive Compensation.  The Company's executive officers are eligible for annual incentive compensation consisting primarily of cash bonuses based on the attainment of corporate earnings goals, as well as divisional and individual performance objectives. While performance against financial objectives is the primary measurement for executive officers' annual incentive compensation, non-financial performance also affects bonus pay.

The Compensation Committee considers such corporate performance measures as net income, earnings per common and common equivalent share, gross margin, sales growth and expense and asset management in making bonus decisions. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development.

The amount of each annual incentive award is recommended for approval by management and approved by the Compensation Committee and the Board. Because threshold corporate earnings goals were not met in 2007, no cash bonuses were paid to the Named Executive Officers based upon corporate earnings goals for fiscal 2007.

Stock Based Compensation.  The Compensation Committee strongly believes that the compensation program should provide employees with an opportunity to increase their equity ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other key employees are eligible to receive stock based compensation, including options, restricted stock awards and restricted stock units.

The Compensation Committee believes that the use of stock based compensation as the basis for long-term incentive compensation meets the Compensation Committee's compensation strategy and business needs of the Company by potentially realizing increased value for stockholders and retaining key employees. From 2003 through 2007, the Company primarily used restricted stock units, which are expensed on the Company’s statement of operations, as its primary method of stock based compensation.

In March 2008, the Company awarded an aggregate of 925,000 shares of restricted Common Stock to seven senior executives in lieu of 2008 salary increases and cash bonuses for achievement of individual performance goals in 2007. The Company is amortizing the restricted share grants over a three-year vesting period. The closing price of the Company’s Common Stock on the grant date was $1.00 per share.

Other Compensation Elements.  The Company provides health and welfare benefits to executives and employees similar to those provided by other companies in the Company's industry. The Company also provides a 401(k) plan for all employees, which includes Company matching payments of up to 4% of base salary. Certain executives are also eligible for monthly automobile and cellular phone allowances or benefits.

Why do we choose to pay each element and how do we decide how much to pay?

We believe the combination of near-term and long-term compensation strikes the right balance between steady pay and highly leveraged performance-based rewards that promote stockholders’ interests. Executive compensation is reviewed annually on a regular cycle that is carried out over the course of the year, typically culminating in February. From time to time, off-cycle changes are made to an executive’s compensation as the result of an increase in job responsibility or for purposes of retention.

The Compensation Committee seeks to maintain levels of compensation that are competitive with similar companies in the Company's industry as well as publicly held companies of similar size and complexity. To that end, the Compensation Committee reviews proxy data and other compensation data relating to companies within the Company's industry and size group. Due to the size of the Company and the relatively small number of publicly held competitors, the peer group utilized for compensation benchmarking varies from year to year and the available data changes. In addition, from time to time, the Compensation Committee also receives assessments and advice regarding the Company's compensation practices from independent compensation consultants.

Internal Revenue Code Section 162(m).  To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Compensation Committee Report

The Compensation Committee of the Board of Directors has furnished the following report:

The Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on that review and discussion, the Committee has recommended to the Board of Directors that the CD&A be included in the company’s Annual Report on Form 10-K for 2007 and the company’s Proxy Statement for the 2008 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

Alfred E. Osborne, Jr., Chair

Howard D. Bland

Summary Compensation Table

The following table discloses compensation received during the fiscal years ended December 31, 2007 and 2006, by the Company’s Chief Executive Officer, its principal financial and accounting officers, the other three most highly compensated executive officers at December 31, 2007 and one former executive officer (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Year	Salary ($)	Bonus ($)(1)	Stock Award(s) ($)(2)	All Other Compensation ($)(3)	Total ($)

James L. Holbrook, Jr. Chief Executive Officer	2007 2006	500,000 500,000	100,000 100,000	56,250 112,499	16,220 88,859	672,470 801,358

Teresa L. Tormey Chief Administrative Officer & General Counsel	2007 2006	375,000 350,000	78,571 52,679	111,805 79,855	24,110 37,680	589,486 520,214

Michael W. Sanders Senior Vice President & Chief Financial Officer	2007 2006	242,500 203,750	34,762 8,571	60,296 21,459	20,850 21,283	358,408 255,063

Roy Dar Senior Vice President & Controller	2007 2006	206,667 188,750	34,762 8,571	60,702 23,085	20,850 15,300	322,981 235,706

Brian D. Kristofek Chief Executive Officer—Upshot (Subsidiary)	2007 2006	375,000 350,000	48,460 52,679	69,023 79,855	21,350 37,680	513,833 520,214

Peter Boutros Chief Executive Officer—Equity Marketing & Logistix (Subsidiary) (4)	2007 2006	359,769 243,750	133,333 16,667	51,583 8,597	20,047 19,354	564,732 288,368

Kim H. Thomsen Co-CEO---Equity Marketing (Subsidiary)	2007 2006	390,655 376,285	4,078 5,438	31,302 41,060	25,100 26,200	451,135 448,983

(1)

Amounts were earned income in the years indicated and include retention bonuses awarded in prior years which vest in the reported period. Annual bonuses earned are generally paid in the first quarter of the next year.

(2)

Represents the amount recognized for financial statement reporting purposes for 2006 in respect of outstanding restricted stock unit awards in accordance with SFAS 123(R), excluding estimates of forfeitures in the case of awards with service-based vesting conditions. The assumptions made in valuing awards reported in this column are discussed in Note 1, “Accounting Policies—Share Based Compensation” and Note 8, “Equity Compensation Plans” to the Company’s consolidated financial statements include in its annual report for the year ended December 31, 2006.

(3)

2007 amounts consist of: (i) matching payments of $10,250 for Ms. Thomsen and $7,550 for each of the remaining Named Executive Officers under the Company’s 401(k) Plan; and (ii) automobile and cell phone benefits as follows—Mr. Holbrook, $8,670; Ms. Tormey, $16,560; Mr. Sanders, $13,300; Mr. Dar, 13,300; Mr. Kristofek, $13,800, Mr. Boutros, $12,497 and Ms. Thomsen, $14,850. 2006 amounts consist of: (i) matching payments of $10,000 for Ms. Thomsen and $7,500 for each of the remaining Named Executive Officers under the Company’s 401(k) Plan; (ii) consideration for the repurchase of certain stock options by the Company as follows—Mr. Holbrook, $75,579; Ms. Tormey, $15,217; and Mr. Sanders, $5,983; and (iii) automobile and cell phone benefits as follows—Mr. Holbrook, $5,780; Ms. Tormey, $14,963; Mr. Sanders, $7,800; Ms. Brown, $13,800; Mr. Dar, 7,800; Mr. Boutros, $11,584, Ms. Thomsen, $16,200 and Mr. Banks, $13,800.

(4)	Mr. Boutros commenced employment in April 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to unexercised options and stock that has not vested for each of the Named Executive Officers outstanding as of the end of the fiscal ended December 31, 2007.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
James L. Holbrook Jr.	125,000	-	125,000	7.18	11/14/2015	-		-
	125,000	-	125,000	10.00	11/14/2015	-		-
	125,000	-	125,000	12.50	11/14/2015	-		-

Teresa L. Tormey	-	-	-	-	-	3,750	(1)	56,100
	-	-	-	-	-	2,500	(2)	27,250
	-	-	-	-	-	13,333	(3)	82,531

Michael W. Sanders	-	-	-	-	-	750	(1)	11,220
	-	-	-	-	-	3,750	(4)	13,162
	-	-	-	-	-	10,000	(3)	61,900
	-	-	-	-	-	10,000	(5)	51,700

Roy Dar	-	-	-	-	-	750	(1)	11,220
	-	-	-	-	-	3,750	(4)	13,162
	-	-	-	-	-	10,000	(3)	61,900
	-	-	-	-	-	10,000	(5)	57,700
	1,050	-	1,050	8.44	01/04/2009	-		-
	3,750	-	3,750	9.94	03/03/2010	-		-
	9,187	-	9,187	10.00	04/17/2010	-		-
	3,000	-	3,000	10.90	05/17/2011	-		-

Brian D. Kristofek	-	-	-	-	-	1,000	(2)	10,900
	-	-	-	-	-	3,750	(4)	13,162
	-	-	-	-	-	16,666	(3)	103,163

Peter Boutros	-	-	-	-	-	16,666	(3)	103,163

Kim H. Thomsen	-	-	-	-	-	-		-

(1) Restricted stock units with 25% vesting annually on April 1, 2005, 2006, 2007 and 2008.
(2) Restricted stock units with 25% vesting annually on April 1, 2006, 2007, 2008 and 2009.
(3) Restricted stock units with 33.3% vesting annually on November 7, 2007, 2008 and 2009.
(4) Restricted stock units with 25% vesting annually on August 1, 2007, 2008, 2009 and 2010.
(5) Restricted stock units with 25% vesting annually on March 1, 2008, 2008, 2010 and 2011.

There were no options exercised by any Named Executive Officers during the fiscal year ended December 31, 2007. An aggregate of 42,364 shares of Common Stock were delivered to Named Executive Officers in connection with the full vesting of restricted stock unit awards during the fiscal year ended December 31, 2007.

Employment Agreements

Chief Executive Officer. James L. Holbrook, Jr. has an employment agreement with the Company with a term from November 14, 2005 through December 31, 2010. Pursuant to the employment agreement, Mr. Holbrook receives a base salary of $500,000 per annum, with minimum annual cost of living increases commencing in 2007. Mr. Holbrook received a signing/retention bonus consisting of (i) $75,000 in cash, and (ii) restricted stock units (RSUs) with a grant date value of $225,000 (based upon average closing price for 30 preceding days). The RSUs vested over 24 months at the rate of 1/24th per month and are subject to the terms of the Company’s 2000 Stock Option Plan.

Mr. Holbrook is eligible to receive an Annual Incentive Bonus consisting of an Annual EBITDA Bonus and a Strategic Performance Bonus. The Annual EBITDA Bonus is based upon an annual Earnings Target approved by the Board of Directors and ranges from 0% of Base Salary (at 80% of Earnings Target) to 50% of Base Salary (at 150% of Earnings Target). Subject to the discretion of the Board of Directors, the Company may also pay Mr. Holbrook an annual Strategic Performance Bonus, after taking into account the Company's long-term prospects and position and the accomplishment of strategic goals as devised by mutual agreement of the Board of Directors and Mr. Holbrook. Such annual Strategic Performance Bonus shall be targeted at 25% of Base Salary for achievement of strategic goals and may be increased up to 50% of the Base Salary for extraordinary performance.

Mr. Holbrook is also eligible to receive a Cumulative EBITDA Bonus based upon the EBITDA performance of the Company over the Performance Period commencing January 1, 2006 and ending December 31, 2010. The Cumulative EBITDA Bonus will be based upon the Company exceeding the Minimum EBITDA Threshold established for the fiscal years during the Performance Period. The Cumulative EBITDA Bonus is subject to a maximum over the Performance Period of 200% of the cumulative Base Salary less the cumulative Annual Incentive Bonus paid or payable.

In addition, Mr. Holbrook was granted 500,000 options under Company stock plans, with exercise prices of $7.18 (the November 14, 2005 closing price), $10.00, $12.50 and $15.00 per share (125,000 options at each exercise price). In December 2006, the Company repurchased 125,000 of Mr. Holbrook’s options exercisable at $15.00 per share for an aggregate consideration of $75,579. In March 2008, the Company repurchased Mr. Holbrook’s remaining 375,000 options exercisable at $7.18-$12.50 per share for an aggregate consideration of $16,494.

Under his employment agreement, Mr. Holbrook is also entitled to certain severance benefits if he is terminated without cause or resigns for good reason.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Exchange Act, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and the Company is required to report herein any failure to file by these dates during the fiscal year ended December 31, 2007. Alfred E. Osborne, Jr. filed one late Form 4 during 2007 as the result of a delay in obtaining updated Edgar filing codes. Except for the foregoing, all filing requirements were satisfied by the Company’s current directors, officers and 10% holders on a timely basis in 2007. In making these statements, the Company has relied on the written representations of its directors, officers and its 10% holders and copies of the reports that they have filed with the Commission.

PROPOSAL 2: AMENDMENT TO 2004 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

General

In February 2008, our board of directors approved an amendment to our 2004 Non-Employee Director Stock Incentive Plan (the “Plan”), subject to approval by our shareholders, to increase by 300,000 shares the number of shares available for issuance thereunder (from 150,000 shares to 450,000 shares). Since its adoption four years ago, shares available under the Plan have been depleted by annual restricted stock unit (RSU) grants and, during the last two years, by quarterly RSU grants received by a majority of our independent directors in lieu of cash director fees. At the time of the Plan’s adoption, it was not anticipated that awards would be granted in lieu of cash director fees, thus the number of shares provided for under the Plan was not sufficient to accommodate these awards.

Our board of directors believes that approval of this amendment is in our best interest because the availability of an adequate number of shares under the Plan is an important factor in attracting, motivating and retaining the services of experienced and knowledgeable independent directors of the Company and in aligning their long-term interests with those of our shareholders. Further, the Company’s efforts to conserve cash are bolstered by the willingness of independent directors to receive all of their compensation in the form of RSUs. The full text of the amendment is attached to this Proxy Statement as Addendum I.

Background

The following is a summary of the material terms of the Plan.

The purpose of the Plan is to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its stockholders and to provide additional incentive for such directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of its Common Stock.

Each director who is not, and has not been during the immediately preceding 12-month period, an employee of the Company or any subsidiary of the Company, is eligible to participate in the Plan, provided that such director is not separately compensated by the Company as a consultant and does not fail to attend (or otherwise participate in) more than two (2) board meetings.

An aggregate of 150,000 shares of Common Stock were originally reserved for issuance under the Plan. The Plan provides for the grant of incentive awards that may consist of stock options, restricted stock grants or RSUs. The Plan is administered by the Board of Directors, subject to its discretion to delegate administration of the Plan to a committee of the Board.

Awards are subject to such restrictions and conditions to the vesting of awards as the Board of Directors (or committee) deems appropriate, including, without limitation, that the non-employee director remain in the continuous service of the Company for a certain period; provided, however, that no award may vest prior to six months from its date of grant other than in connection with a participant’s death or disability.

All awards granted to date under the Plan have been in the form of RSUs that are subject to a restricted period expiring thirty (30) days following termination of the director’s service with the Company. Thus, all RSUs awarded are required to be retained by the director for so long as they serve on the Board. While the Board has discretion to make future awards with a different restricted period, the current intention is to assure equity ownership and alignment with shareholder interests by maintaining the policy that directors must retain all awards during their term of service with the Company.

The Board recommends a vote “FOR” this proposal.

PROPOSAL 3: RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“D&T”) to serve as independent registered public accounting firm for the fiscal year ending December 31, 2008. A representative of D&T will be present at the Annual Meeting and will be given the opportunity to make a statement, if he or she desires to do so, and to respond to questions.

The following table presents fees for professional services rendered by D&T for the audit of the Company’s annual financial statements for fiscal 2007 and fiscal 2006, together with fees for audit-related services and tax services for fiscal 2007 and fiscal 2006:

	2007	2006
	(in thousands)
Audit Fees (1)	$517	$481
Audit Related Fees (2)	224	-
Tax Fees	63	62
All Other Fees	-	-

(1)

Includes the aggregate fees and expenses billed for professional services rendered by D&T for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q. Also includes $117 and $97 in 2007 and 2006, respectively, for the statutory audits of Logistix Limited pursuant to the requirements of United Kingdom laws.

(2)	2007 amount consists of fees and expenses for consulting services rendered by D&T related to preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

All services performed by D&T were pre-approved by the Audit Committee in accordance with its pre-approval policy. The policy describes the audit, audit-related, tax, and other services permitted to be performed by the independent registered public accounting firm, subject to the Audit Committee’s prior approval of the services and fees. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require separate pre-approval by the committee.

The Board recommends a vote “FOR” this proposal.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee, covering the Company's fiscal year ended December 31, 2007, shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A or 14C of the Commission, or the liabilities of Section 18 of the Exchange Act. Such report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

The Audit Committee of the Company's Board of Directors is comprised of "independent directors" as required under applicable governance standards. In 2007, the Audit Committee held four regularly scheduled, in person meetings, as well as informal telephone conferences in connection with quarterly and annual earnings releases and periodic reports. The Audit Committee has adopted, and annually reviews, a Charter outlining the practices it follows. The Charter complies with all current regulatory requirements.

The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The Company's independent registered public accounting firm is responsible for performing an audit of the Company's financial statements and expressing an opinion on such financial statements and their conformity with generally accepted accounting principles.

Management has reviewed the audited financial statements in the Annual Report with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

In its meetings with representatives of the independent registered public accounting firm, the Committee asks them to address, and discusses their responses to several questions that the Committee believes are particularly relevant to its oversight. These questions include:

•

Are there any significant accounting judgments or estimates made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

•

Based on the auditors' experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

•	Based on the auditors' experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

The Committee believes that, by thus focusing its discussions with the independent registered public accounting firm, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

The Committee also discussed with the independent registered public accounting firm other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (communications with audit committees), and other regulations. The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of non-audit services provided by them to the Company during 2007 was compatible with the auditors' independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Committee reviews the Company's earnings releases before issuance and quarterly and annual reporting on Form 10-Q and Form 10-K prior to filing with the Securities and Exchange Commission. In its oversight role the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for the Company’s financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on such financial statements and their conformity generally accepted accounting principles.

The Audit Committee has also considered whether the independent registered public accounting firm's provision of non-audit services to the Company is compatible with maintaining the auditors' independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Commission.

AUDIT COMMITTEE Howard D. Bland, Chair Alfred E. Osborne, Jr. Daniel W. O’Connor

FORM 10-K

UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO THE COMPANY, ATTN: SECRETARY, EMAK WORLDWIDE, INC., 6330 SAN VICENTE BOULEVARD, LOS ANGELES, CALIFORNIA 90048, THE COMPANY WILL PROVIDE WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

Proposals that a stockholder desires to have included in the Company's proxy materials for the 2009 Annual Meeting of Stockholders must comply with the applicable rules and regulations of the Commission, including that any such proposal must be received by the Secretary of the Company at the Company's principal office no later than February 11, 2009. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested. The Company's Bylaws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, which the stockholder wishes to bring before a meeting of stockholders of the Company. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by the Secretary of the Company not less than 120 days nor more than 150 days prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received by the Secretary not earlier than 150 days prior to such annual meeting, and not later than 120 days prior to such annual meeting or 10 days following the first public announcement of such meeting date. With respect to stockholder proposals, the stockholder's notice to the Secretary of the Company must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as certain other information set forth in the Company's Bylaws and/or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder's notice to the Secretary of the Company must contain certain information set forth in the Company's Bylaws about both the nominee and the stockholder making the nominations. If a stockholder desires to have a proposal included in the Company's proxy materials for the 2009 Annual Meeting of Stockholders of the Company and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in this paragraph. Any required written notices should be sent to EMAK Worldwide, Inc., 6330 San Vicente Blvd., Los Angeles, California 90048, Attn: Teresa L. Tormey, Secretary.

OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

The Company knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.

SOLICITATION OF PROXIES

The expense of this solicitation of proxies will be borne by the Company. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable expenses incurred in this effort.

BY ORDER OF THE BOARD OF DIRECTORS

TERESA L. TORMEY

Secretary

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ADDENDUM I

AMENDMENT TO

EMAK WORLDWIDE, INC.

2004 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

WHEREAS, EMAK Worldwide, Inc., a Delaware corporation (the “Company”), has properly adopted and currently maintains the EMAK Worldwide, Inc. 2004 Non-Employee Director Stock Incentive Plan (the “Plan”) to foster the Company's ability to attract and retain the services of experienced and knowledgeable independent directors to serve the Company;

WHEREAS, the Company now desires to amend the Plan to increase the number of shares of the Company’s Common stock that may be awarded under the Plan; and

WHEREAS, the Company, by action of the Board, has reserved the right to amend the Plan pursuant to Section 13 thereof.

NOW, THEREFORE, pursuant to the authority granted to the Company, the Plan is hereby amended as follows:

1.	Amendment to Section 4.1.

Section 4.1 of the Plan is hereby amended by adding the following new Section 4.1 thereto:

4.1        Aggregate Limitation. Subject to adjustment as provided in Section 14 hereof, the aggregate number of shares of Stock available for issuance under the Plan pursuant to Options or other Grants shall be four hundred fifty thousand (450,000) shares, which may be authorized but unissued shares, treasury shares, or issued and outstanding shares that are purchased in the open market or otherwise. Any shares of Stock granted under the Plan that are forfeited to the Company because of the failure to meet an award contingency or condition shall again be available for issuance pursuant to new awards granted under the Plan. Any shares of Stock covered by an award (or portion of an award) granted under the Plan which is forfeited or canceled, expires or is settled in cash shall be deemed not to have been issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. If any Option is exercised by tendering shares of Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of an Option or a stock option under any prior plan of the Company as herein described, only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. Shares of Stock issued under the Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards resulting from the acquisition of another Person shall not reduce the maximum number of shares available for issuance under the Plan.

2.	Effective Date.

This Amendment shall become effective upon its adoption by the Board (the “Effective Date”).

3.	Construction of Amendment.

All of the provisions of this Amendment shall be deemed to be and construed as part of the Plan as of the Effective Date.

4.	The Plan.

Except as provided herein, the Plan shall continue in full force and effect. Unless otherwise defined herein, defined terms used but not defined herein shall have the meaning ascribed to them in the Plan.

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ANNUAL MEETING OF STOCKHOLDERS OF

EMAK WORLDWIDE, INC.

June 10, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Stephen P. Robeck and Teresa L. Tormey, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the proxy card, all shares of Common Stock of EMAK Worldwide, Inc. held of record by the undersigned at the close of business on April 14, 2008, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on June 10, 2008, at the offices of the Company, located at 6330 San Vicente Boulevard, Los Angeles, California, 90048, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

1.	ELECTION OF DIRECTORS:

(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)

Nominees Are: Howard D. Bland, Debra Fine, James L. Holbrook, Jr., Daniel W. O’Connor, Jordan H. Rednor and Stephen P. Robeck.

2.         PROPOSAL TO AMEND THE 2004 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN;

3.         PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

4.         In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.